Exhibit 10.1
NOTICE OF GRANT OF [SPECIAL] PERFORMANCE UNIT AWARD

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION 2011 STOCK INCENTIVE PLAN

Westinghouse Air Brake Technologies Corporation (the “Company”) hereby grants this [Special] Performance Unit Award (the “Award”) of the number of target performance units (the “Units”) set forth in this Notice of Grant of [Special] Performance Unit Award (the “Notice”) to the Participant designated in this Notice, pursuant to the provisions of the Company’s 2011 Stock Incentive Plan (the “Plan”) and subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Performance Unit Awards (the “Terms”). Together, this Notice, the attached Terms and all exhibits and appendices hereto constitute the “Agreement.” The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms that are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

Award Details:

Participant Name: FIRST_NAME_MIDDLE_NAME_LAST_NAME
Grant Date: OPTION_DATE,'MONTH DD, YYYY
Target Number of Units: TOTAL_SHARES_GRANTED

Performance Period: [XX] – [XX]

Vesting Schedule: Subject to the terms of the Plan and this Agreement, the Units shall become earned and vested as follows:

(a)Performance-Vesting Condition. The number of Units that become earned and vested (if any) will be determined based on performance during the Performance Period in accordance with the provisions of Exhibit A.

(b)Time-Vesting Conditions. In addition to the performance-vesting conditions stated above, and except as expressly provided in this Notice below, as applicable, or as otherwise provided pursuant to the terms of the Plan, the Participant must remain continuously employed with the Company and its Subsidiaries through the following date (the “Vesting Date”) to become earned and vested in any Units (after adjustment for performance):

Vesting Date    % Vesting [Vesting Period]    [% Vest]
Exhibit B to this Notice sets forth the terms and provisions regarding treatment of the Award upon the Participant’s termination of employment with the Company or any of its Subsidiaries and upon a Section 11 Event, in each case, before the Vesting Date.
(c)Timing and Form of Settlement. Only a whole number of Units will become vested as of the Vesting Date. If the number of Units determined as of the Vesting Date (after adjustment for performance) is a fractional number, the number vesting will be rounded down to the nearest whole number. Notwithstanding any provision of the Terms to the contrary and subject to Exhibit B and Exhibit C of this Notice, (i) Units that become earned and vested shall be settled as soon as practicable (but no more than 30 days) following the Vesting Date, subject to written certification of the performance results under Exhibit A by the Committee, and (ii) Units shall be settled by delivery of one share of Common Stock for each Unit that is earned and vested.

Global and State compliance: Exhibit C to this Notice sets forth additional terms and provisions which may apply to the Award if the Participant designated in this Notice is resident in certain countries or
U.S. states. The relevant countries and states, and application of the additional terms and provisions, are indicated in Exhibit C.

Award Acceptance: The Participant must accept or decline the Agreement electronically pursuant to the online acceptance procedure established by the Company by no later than three months following the Grant Date. If the Participant does not accept the Agreement through the online acceptance process by that date, or such other date that may be communicated, the Company will automatically accept the Agreement on the Participant’s behalf. If the Participant declines the Agreement, the Award will be canceled and the Participant will not be entitled to any benefits from the Award nor any compensation or benefits in lieu of the canceled award.

EXHIBIT A

Performance-Vesting Conditions
(a)Definitions. For purposes of this Agreement, “[Performance Metric]” means [definition of applicable performance metric], as adjusted for [applicable adjustments].

(b)[Performance Metric]. Pursuant to this Award, the number of Units earned, if any, will be based on achievement of [Performance Metric] goal for the Performance Period. The percentage of the target Units that are earned shall be determined based on the following:

Achievement	[Performance Metric] Goal	% of Target Units Earned
[ACHIEVEMENT]	[Goal]	[% of TARGET UNITS EARNED]
Achievement between any two levels at or above threshold shall be interpolated on a straight-line basis.
(c)Adjustments to Performance Results. For purposes of determining [Performance Metric], determination of performance shall be subject to adjustment for [applicable adjustments] specified in the meeting materials of the Committee in connection with the Committee’s approval of the Award, if any, as well as any other adjustments that the Committee may approve consistent with past practice including: [applicable adjustments].

EXHIBIT B
Treatment Upon Termination of Employment or Section 11 Event

1.Vesting Conditioned on Continued Employment. Except as provided by Section 2, Section 3 or Section 4 of this Exhibit, vesting of any portion of the Award on the Vesting Date is conditioned on the Participant remaining in continuous employment with the Company or any of its Subsidiaries through the Vesting Date. Accordingly, and except as provided by Section 2, Section 3 or Section 4 of this Exhibit, if the Participant terminates employment with the Company or any Subsidiary for any reason, whether voluntary or involuntary, before the Vesting Date, the entire unvested portion of the Award as of the date of such termination of employment shall be immediately canceled and forfeited.
2.Death or Disability. Notwithstanding the provisions of Section 1 of this Exhibit to the contrary, if the Participant’s employment with the Company or any of its Subsidiaries terminates before the Vesting Date as a result of the Participant's death or Disability, then [applicable vesting consequences]. Such [Amount of Award] shall be settled at the same time as awards are settled for other Participants who have remained in continuous employment with the Company and its Subsidiaries through the Vesting Date (and not more than 30 days following the Vesting Date).
3.Termination without Cause; Retirement. Notwithstanding the provisions of Section 1 of this
Exhibit to the contrary, if the Participant’s employment with the Company or any of its Subsidiaries terminates before the Vesting Date either by action of the Company without Cause or by the Participant for Retirement, then (A) if the Participant has fewer than sixty-five (65) Retirement Points at the date of termination of employment, the Participant shall receive a Pro-rated Portion of the Award following the Vesting Date, subject to the provisions of this Section 3, and (B) if the Participant has sixty-five (65) or more Retirement Points at the date of termination of employment, the entire unvested Award shall continue to vest in accordance with the vesting schedule set forth in this Notice (as if the Participant had not terminated employment), including adjustment for performance results as provided in Exhibit A but subject to the provisions of this Section 3. In order to be eligible for the additional vesting provided by this Section 3, the Participant must (i) comply with all applicable post-employment covenants, including the Noncompete Covenant and Non-solicitation Covenant set forth in the Terms, and (ii) if requested by the Company, provide the Company with a release of claims in such form as required by the Company in its discretion. The Award, to the extent vested, shall be settled at the same time as awards are settled for other Participants who have remained in continuous employment with the Company and its Subsidiaries through the Vesting Date (and not more than 30 days following the Vesting Date).
4.Section 11 Event. If a Section 11 Event occurs before the end of the Performance Period, the entire unvested portion of the Award, to the extent not previously forfeited in accordance with this Agreement, shall become immediately vested assuming target (100%) performance results under Exhibit A, upon the applicable event in paragraphs (a) and (b) below. If a Section 11 Event occurs before the Vesting Date but after the end of the Performance Period, the entire unvested portion of the Award, to the extent not previously forfeited in accordance with this Agreement, shall become immediately vested based on actual performance results under Exhibit A, upon the applicable event in paragraphs (a) and (b) below.
(a)Upon the occurrence of the Section 11 Event, if and to the extent the Award does not remain outstanding after the Section 11 Event (and is not assumed by or converted to a similar award with equivalent value as of the date of the Section 11 Event of, the surviving, resulting, or acquiring corporation (or a parent or subsidiary of such corporation)); or

(b)Upon termination of the Participant’s employment, if and to the extent the Award does remain outstanding after the Section 11 Event (or is assumed by or converted to a similar award with equivalent value as of the date of the Section 11 Event of, the surviving, resulting, or acquiring corporation (or a parent or subsidiary of such corporation)) and upon or within [XX] year(s) after the Section 11 Event (i) the Company or a Subsidiary (or their respective successor) terminates the Participant’s employment without Cause or (ii) the Participant resigns from employment for Good Reason.
In this case, (x) the Company may elect to cause the vested Units to be settled in cash rather than shares based on the Fair Market Value of a share of Common Stock as of the time of the Section 11 Event or termination of employment, as applicable, and (y) the vested Units shall be paid or delivered as soon as administratively practicable (but no more than 30 days) after the Award becomes vested as specified in this Section 4.
5.Definitions. For purposes of this Exhibit, the terms listed in this Section 5 shall have the meanings provided in any individual written employment or severance agreement between the Participant and the Company or, if none, shall have the meanings set forth herein:
(a)“Cause” shall mean any of the following grounds for the Participant's termination of employment: (i) theft or misappropriation of funds or conduct that has an adverse effect on the reputation of the Company; (ii) conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (iii) material breach of the Company's written code of conduct, personnel policies, attendance policies, or other material written employment policies, applicable to the Participant; (iv) breach of any confidentiality, non-competition or non-solicitation obligation; (v) gross misconduct in the performance of duties; or (vi) intentional refusal or failure to perform the material duties of the Participant’s position.
(b)“Disability” shall have the meaning set forth in Section 409A(a)(2)(C) of the Code.
(c)“Good Reason” shall mean the occurrence of one or more of the following, without the Participant's consent:
(i)A material diminution in the Participant’s base compensation;
(ii)A material diminution in the Participant’s authority, duties, or responsibilities; or
(iii)A change in the geographic location of the Participant's offices of more than thirty-five (35) miles from the location of such offices immediately prior to the relocation.
The Participant must provide written notice of termination of employment for Good Reason to the Company within sixty (60) days after the event constituting Good Reason first occurs, which notice shall state such Good Reason in reasonable detail. The Company shall have a period of thirty (30) days in which it may correct the act or failure to act that constitutes the grounds for Good Reason as set forth in the Participant's notice of termination of employment. If the Company does not correct the act or failure to act, the Participant must terminate the Participant’s employment for Good Reason within sixty (60) days after the end of the cure period, in order for the termination of employment to be considered a Good Reason termination of employment.
(d)“Pro-rated Portion” shall mean a pro-rated portion of the Award determined by multiplying
(i) the number of unvested Units that the Participant would have earned if the Participant had remained in employment until the Vesting Date based on the performance results under Exhibit A, including adjustment for performance results as provided in Exhibit A, by (ii) a fraction, the numerator of which is the number of days the Participant was employed from the Grant Date until the date of termination of employment, and the denominator of which is the total number of days from the Grant Date until the Vesting Date.

(e)“Retirement” shall mean a Participant’s termination of employment with the Company and its Subsidiaries, other than due to death or Disability and other than by action of the Company for Cause, provided that (i) the Participant has given the Company at least one year’s advance written notice of the intent to retire, and (ii) at the date of termination of employment the Participant is at least age fifty-five
(55) and has at least five (5) Years of Service.
(f)“Retirement Points” shall mean, for a Participant, the total of the Participant’s age as of the Participant’s most recent birthday and Years of Service.
(g)“Years of Service” shall mean, for a Participant, the Participant’s whole years of service with the Company and its Subsidiaries, as determined by the Company in its sole discretion. In that regard, if the Participant participates in a tax-qualified 401(k) plan sponsored by the Company, the Participant’s
Years of Service shall be determined based on the Participant’s “Vesting Service” under the tax-qualified 401(k) plan in which the Participant participates.

EXHIBIT C
Global and State compliance
Section 1 (Australia)

This Section 1 of Exhibit C applies if the Participant designated in the Notice to which this Exhibit C is attached is within Australia or is a national, resident or citizen of Australia (an “Australian Employee”). This Section 1 of Exhibit C forms part of the Agreement.
In reviewing the following information it is important to note that this Section 1 of Exhibit C has been prepared in compliance with the Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 (the “Class Order”). The Agreement is an offer made by the Company under the Plan to Australian Employees to acquire Units (the “Offer”), subject to the vesting requirements and other terms and conditions of the Agreement. The Class Order, among other things, relieves the Company, in respect of this Offer, from the normal obligation of having to prepare a disclosure document (e.g. a prospectus) that complies with the Corporations Act 2001 (Cth) (“Corporations Act”).

As a result, the information contained in this Section 1 of Exhibit C relates only to the operation of the Plan and does not contain any material information about the Company. This Section 1 of Exhibit C does not constitute a prospectus for the purposes of the Corporations Act and, accordingly, does not contain all information that would usually be included in a prospectus prepared in accordance with the requirements of the Corporations Act.

Any advice given by the Company in relation to the Units offered under the Plan does not take into account your objectives, financial situation and needs (including financial or taxation issues). This Section 1 of Exhibit C and all other documents provided to you at the time of the Offer contain general advice only and you should consider obtaining your own financial product advice from an independent person who is licensed by ASIC to give such advice. You are advised to seek independent professional advice regarding the Australian tax consequences of acquiring and any cash under the Plan according to your own particular circumstances.
What is a share of stock?
A share of Common Stock in the Company is analogous to an ordinary share of an Australian corporation. Each holder of a share is entitled to one vote for every share held in the Company. Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions. As the market price is in USD, on the Vesting Date, the FMV of those shares will be converted from USD to AUD using the exchange rate published by the Reserve Bank of Australia to calculate the Australian dollar equivalent.
Terms of grant
The terms of the grant are set out in the Plan and the Agreement. By accepting the Award, you will be bound by the Agreement. A copy of the Plan is available upon request to the Company.
Reliance on statements
You should not rely upon any oral statements made to you in relation to the Offer. You should only rely upon the statements contained in the Agreement.

How can I obtain the current share price?
You can ascertain the latest traded price of the Company’s shares in Australian dollars at any time by visiting https://www.nyse.com/quote/XNYS:WAB to obtain the latest traded price in US dollars and using the exchange rate published by the Reserve Bank of Australia to calculate the Australian dollar equivalent.
You should direct any further questions, or a request for a current market price of the shares to the HR Department, Director of Compensation and Benefits, 30 Isabella St., Pittsburgh, Pennsylvania 15212, USA. Within a reasonable time following your request, the Company will provide you with the current market price for a share, and the Australian dollar equivalent of the current market price for a share, at the date of your request. The Australian dollar equivalent will be calculated using the USD:AUD exchange rate published by the Reserve Bank of Australia on the business day prior to your request.
What additional risk factors apply?
An investment in the Company is not risk free. You should be aware that the business, assets and operations of the Company are subject to certain risk factors that have the potential to influence the operating and financial performance of the Company in the future. These risks can impact on the value of an investment in the securities, or acquiring a cash amount related to the value of those securities, of the Company.
You should be aware that the performance of the Company may be affected and the value of its shares may rise or fall over any given period. None of the directors or any person associated with the Company guarantee the Company's performance, the performance of the shares which are related to the cash amount which is the subject of the Offer or the market price at which the shares will trade.
The proposed future activities of the Company are subject to a number of risks and other factors which may impact its future performance. See below for examples of such risks. Some of these risks can be mitigated by the use of safeguards and appropriate controls. However, many of the risks are outside the control of the directors and management of the Company and cannot be mitigated. The shares related to the cash amount which is the subject of the Offer carry no guarantee with respect to the payment of dividends, return of capital or the market value of those securities.
Potential fluctuations in the price of shares
There are risks associated with any listed company investment. Some of these risks are listed below. The price at which shares are quoted on the New York Stock Exchange may be subject to fluctuations in response to factors such as:
•changes to government fiscal, monetary or regulatory policy, legislation or the regulatory environment in which the Company operates;
•changes in financial outcomes estimated by securities analysts;
•changes in the market valuation of other comparable companies and the nature of the market in which the Company operates;
•announcements by the Company or its competitors of significant acquisitions;
•an event of force majeure, such as terrorism, fire, flood, earthquake, war or strikes;
•fluctuations in the domestic and international market for listed stocks;

•fluctuations in general domestic and global economic conditions, including interest rates and exchange rates; and
•other events or factors which may be beyond the Company’s control, including the COVID-19 pandemic.
There is a risk that broader market and industry factors may materially and adversely impact the price of the shares, regardless of the Company’s operating performance.
Limits under the Plan
The number of shares which is the subject of the Offer made available under the Plan to Australian Employees and the number of shares that may be issued as a result of offers made to Australian Employees under any other employee share scheme over the previous 3 years in reliance on ASIC Class Order 14/1000 or an ASIC exempt arrangement of a similar kind to an employee incentive scheme, but disregarding any offers:
•received outside Australia;
•made in reliance on sections 708 or 1012D of the Corporations Act and therefore not requiring a disclosure document; or
•made under a disclosure document or product disclosure statement, must not exceed 5% of the total number of shares at the time of the offer of the Award.

Section 2 (Canada)

This Section 2 of Exhibit C applies if the Participant designated in the Notice to which this Exhibit C is attached is resident in Canada. This Section 2 of Exhibit C forms part of the Agreement.

The Units relating to this Award may only be settled by the Company with shares of Common Stock and never with a cash payment.

Section 3 (France)
This Section 3 of Exhibit C applies if the Participant designated in the Notice to which this Exhibit C is attached is resident in France. This Section 3 of Exhibit C forms part of the Agreement.

The Units are granted to the Participant under the terms of the French Sub-Plan adopted under the Plan. In case of any conflict between the terms of the Agreement and the French Sub-Plan, the terms of the French Sub-Plan will control. A copy of the French Sub-Plan has been separately furnished to the Participant, and by accepting this Agreement, the Participant is acknowledging and accepting the terms of the French Sub-Plan.

Section 4 (Hong Kong)

This Section 4 of Exhibit C applies if the Participant designated in the Notice to which this Exhibit C is attached is resident in Hong Kong. This Section 4 of Exhibit C forms part of the Agreement.

WARNING
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Section 5 (Morocco)

This Section 5 of Exhibit C applies if the Participant designated in the Notice to which this Exhibit C is attached is resident in Morocco. This Section 5 of Exhibit C forms part of the Agreement.

On vesting, each Unit that is earned and vested will be settled by delivery of a cash payment equivalent in value to one share of Common Stock on the Vesting Date and you shall have no right to acquire shares of Common Stock.

Section 6 (Russia)

This Section 6 of Exhibit C applies if the Participant designated in the Notice to which this Exhibit C is attached is resident in Russia. This Section 6 of Exhibit C forms part of the Agreement.
On vesting, each Unit that is earned and vested will be settled by delivery of a cash payment equivalent in value to one share of Common Stock on the Vesting Date and you shall have no right to acquire shares of Common Stock.

The Agreement, the rules of the Plan and any other materials you receive about this Award do not constitute advertising or an offer of securities in Russia. The grant of this Award is made outside of Russia by the Company which is headquartered and listed in the USA and all decisions relating to the operation of the Plan will be made by the Company in the USA. Your employer has no role in the granting of the Award to you or the operation of the Plan.

Section 7 (Selected U.S. States)

This Section 7 of Exhibit C applies if the Participant designated in the Notice to which this Exhibit C is attached is (i) a permanent resident or (ii) a tax resident who is assigned to perform services for the Company or a Subsidiary in the indicated U.S. state. This Section 7 of Exhibit C forms part of the Agreement.

•California: Notwithstanding any provision of the Agreement to the contrary, the provisions of the Agreement related to a prohibition on competition with the Company or its Subsidiaries or solicitation of Company or Subsidiary customers, prospective customers, or suppliers, as set forth in
(a) Section 2.4 of the Plan (clauses (i) and (ii)) and (b) the Terms and Conditions of Performance Unit Awards at Section 4(b) (as it relates to the Noncompete Covenant and the Non-solicitation Covenant, but excluding the portion of the Non-solicitation Covenant that relates to solicitation of Company or Subsidiary employees), shall not apply to the Participant.